SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2000

COMPLETE BUSINESS SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

MICHIGAN
(State or Other Jurisdiction of Incorporation)

0-22141	38-2606945

(Commission File Number)	(I.R.S. Employer Identification Number)

32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI 48334
(Address of Principal Executive Office) (Zip Code)

(248) 488-2088
(Registrant’s Telephone Number, Including Area Code)

None

(Former Name and Former Address, if Changed Since Last Report)

Item 5. OTHER EVENTS

On April 24, 2000 Complete Business Solutions, Inc. (“CBSI”) issued a press release announcing that it had received $100 million of growth capital from a fund managed by Clayton, Dubilier & Rice, Inc. (“CDR”) under a previously announced agreement. An additional investment of $100 million is expected to be made in the third quarter. In conjunction with the initial investment, Ned Lautenbach, Kevin Conway and David Wasserman, each a principal of CDR, were appointed to the CBSI Board of Directors. In addition, the Board of Directors accepted the resignation of Timothy S. Manney from the Board of Directors.

The entirety of the press release is attached to this report as an exhibit.

Exhibit No.	Description

99.1	Press Release Dated April 24, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Business Solutions, Inc.

Dated: April 27, 2000

By: /s/ Thomas E. Sizemore

Thomas E. Sizemore

General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated April 24, 2000